Exhibit 99.1

Daktronics Appoints Ramesh Jayaraman as
President and Chief Executive Officer

BROOKINGS, S.D., Dec. 03, 2025 – Daktronics, Inc. (“Daktronics,” the “Company,” “we” or “us”) (NASDAQ-DAKT), the leading U.S.-based designer and manufacturer of best-in-class dynamic video communication displays and control systems for customers worldwide, today announced the appointment of Ramesh Jayaraman as President and Chief Executive Officer, effective February 1, 2026.

Upon approval by the Board of Directors, Mr. Jayaraman will also become a director of the Company, at which time Director and former Chairman, President and CEO Reece Kurtenbach will step down from the Board. Brad Wiemann will continue to serve as Interim President and CEO through the Company’s third fiscal quarter, which ends January 31, 2026.

Mr. Jayaraman brings over 25 years of global operations experience to Daktronics, with a strong track record of driving transformational change, delivering significant organic growth and successfully building high-performing, solution-oriented teams. He most recently served as Senior Vice President and Americas Integration Leader for Bosch Home Comfort. Throughout his career, he has led large-scale businesses and global teams through periods of major strategic shifts, enhancing financial and operational performance while leading enterprise-wide value creation initiatives. His career has spanned across technology-driven industrial sectors, integrated solutions and global manufacturing and services businesses.

During his tenure at Bosch, Mr. Jayaraman held several senior leadership roles across the company’s global Energy & Building Technologies portfolio, driving major strategic initiatives across business units. Earlier in his career, he led the Asia Pacific business for Harman Professional Solutions, served as Managing Director for Ariston Thermo Group’s APAC operations, and held a series of commercial, operational, and strategy roles at Tyco/ADT across the U.S., China, India, and broader Asia Pacific. He began his career in consulting and business analysis before moving into operational leadership. He holds an MBA from the University of Illinois at Chicago and a bachelor’s degree in mechanical engineering from Delhi College of Engineering.

Daktronics Chairman Andrew D. Siegel said, “Ramesh has extensive experience across international markets, in building large and effective system integrator channels and in accelerating growth. We believe this diversified history of leading significant change at large-scale industrial technology organizations is the right leadership profile as our transformation gains steam.”

Commenting on his new role, Mr. Jayaraman added, “I am humbled and excited by the opportunity to lead Daktronics into its next chapter of growth and evolution. I’ve been well aware of Daktronics since my time at Harman International as a world-class business that sets the industry standard through the breadth and quality of its offerings, its exceptional customer service and its product innovation and

Exhibit 99.1
manufacturing excellence. I look forward to building on these strengths and working alongside our team to position Daktronics for long-term success.”

Daktronics continues to execute its business and digital transformation to drive profitable growth and reduce costs. This includes implementing a tiered product strategy and enhancing key areas such as sales, fulfillment and support capabilities, corporate and performance management, and data and business intelligence tools.

Daktronics will release its second quarter fiscal 2026 financial results on Wednesday, December 10, 2025 at 10:00AM CT. For more information, visit: https://investor.daktronics.com/

ABOUT DAKTRONICS
Daktronics has strong leadership positions in, and is the world’s largest supplier of, large-screen video displays, electronic scoreboards, LED text and graphics displays, and related control systems. The Company excels in the control of display systems, including those that require integration of multiple complex displays showing real-time information, graphics, animation, and video. Daktronics designs, manufactures, markets and services display systems for customers around the world in four domestic business units: Live Events, Commercial, High School Park and Recreation, and Transportation, and one International business unit. For more information, visit the Company's website at: www.daktronics.com.

SAFE HARBOR STATEMENT
Cautionary Notice: In addition to statements of historical fact, this news release contains forward-looking statements within the meaning of the federal securities laws and is intended to receive the protections of such laws.

All statements, other than historical facts, included or incorporated in this release could be deemed forward-looking statements, particularly statements that reflect the expectations or beliefs of Daktronics, Inc. (the “Company,” “Daktronics,” “we,” or “us”) concerning future events or our future financial performance. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by discussions of strategy, plans, or intentions or by the use of words such as "may," "would," "could," "should," "will," "expect," "estimate," "anticipate," "believe," "intend," "plan," "forecast," "project," “predict,” “potential,” “continue,” or “intend,” the negative or other variants of such terms, or other comparable terminology. The Company cautions that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations as a result of various factors, including, but not limited to, changes in economic and market conditions, management of growth, timing and magnitude of future contracts and orders, fluctuations in margins, the introduction of new products and technology, the impact of adverse weather conditions, increased regulation, the imposition of tariffs, trade wars, the availability and costs of raw materials, components, and shipping services, geopolitical and governmental actions, and other risks described in the Company’s Annual Report on Form 10-K for its 2025 fiscal year (the “Form 10-K”) and in other reports filed with or furnished to the U.S. Securities and Exchange Commission (the "SEC") by the Company. You should carefully consider the trends, risks, and uncertainties described in this press release, the Form 10-K, and other reports filed with or furnished to the SEC by the Company before making any investment decision with respect to our securities. If any of these trends, risks, or uncertainties continues or occurs, our business, financial condition, or operating results could be materially and adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment.

Forward-looking statements are made in the context of information available as of the date of this news release and are based on our current expectations, forecasts, estimates, and assumptions. The Company

Exhibit 99.1
undertakes no obligation to update or revise such statements to reflect circumstances or events occurring after this press release except as may be required by applicable law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

INVESTOR RELATIONS
Howard I. Atkins, Acting Chief Financial Officer
Tel (605) 692-0200
Investor@daktronics.com

Alliance Advisors IR
Carolyn Capaccio / Jody Burfening
DAKTIRTeam@allianceadvisors.com

MEDIA:
Gagnier Communications
Dan Gagnier / Lindsay Barber
Daktronics@gagnierfc.com